                                   EXHIBIT 2
                                AMENDMENT TO THE
                      AMENDED ARTICLES OF INCORPORATION OF
                        THE REYNOLDS AND REYNOLDS COMPANY
                            EFFECTIVE APRIL 25, 1997

                            CERTIFICATE OF AMENDMENT
                      TO AMENDED ARTICLES OF INCORPORATION
                                       OF
                        THE REYNOLDS AND REYNOLDS COMPANY

        David R. Holmes, Chairman of the Board, President and Chief Executive Officer, and Adam M. Lutynski, Secretary, of The Reynolds and Reynolds Company, an Ohio corporation (the "Corporation"), do hereby certify that at a meeting of the shareholders of the Corporation duly called and held on February 13, 1997, the following resolutions were adopted by the affirmative vote of the holders of shares entitling them to exercise 85.87% of the voting power of the corporation, with Class A Common Shares and Class B Common Shares voting as a single class:

        RESOLVED, that Article FOURTH, Section 1 of the Amended Articles of Incorporation of THE REYNOLDS AND REYNOLDS COMPANY (the "Corporation") be, and hereby is, amended (i) to increase the number of authorized
        Class   A Common Shares from 120,000,000 to 240,000,000, and (ii) to increase the number of authorized Class B Common Shares from 30,000,000 to 40,000,000.

        FURTHER RESOLVED, that the Chairman of the Board, President and Chief Executive Officer and the Secretary of this Corporation be, and they hereby are, authorized and directed to take all action necessary to implement the foregoing resolution, including, without limitation, causing a Certificate of Amendment to Amended Articles of Incorporation to be filed with the Ohio Secretary of State;

and the following resolutions were adopted by the affirmative vote of the holders of 86.39% of issued and outstanding Class A Common Shares and 100.00% of the issued and outstanding Class B Common Shares:

        RESOLVED, that Article FOURTH, Section 1 of the Amended Articles of Incorporation of the Corporation be, and hereby is, amended to reclassify all Class A Common Shares and Class B Common Shares to "no par value" shares;

        FURTHER RESOLVED, that the Chairman of the Board, President and Chief Executive Officer and the Secretary of this Corporation be, and they hereby are, authorized and directed to take all action necessary to implement the foregoing resolution, including, without limitation, causing a Certificate of Amendment to Amended Articles of Incorporation to be filed with the Ohio Secretary of State;

and that as a result of such votes, the shareholders approved the following specific text for Article FOURTH, Section 1 of the Amended Articles of Incorporation of the Corporation:

         The total number of shares of capital stock that the Corporation is authorized to issue is 340,000,000, divided into three classes as follows:

         (i) 240,000,000 Class A Common Shares, no par value (hereafter referred to as "Class A Common Shares");

         (ii) 40,000,000 Class B Common Shares, no par value (hereafter referred to as "Class B Common Shares" and referred collectively with the Class A Common Shares as "Common Shares"); and

         (iii) 60,000,000 Preferred Shares, no par value (hereafter referred to as "Preferred Shares").

         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the Corporation, have executed this Certificate this 18th day of April, 1997.

                                       By   /s/  David R. Holmes
                                          ------------------------------------
                                            David R. Holmes
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                       By   /s/  Adam M. Lutynski
                                          ------------------------------------
                                            Adam M. Lutynski
                                            Secretary